NEWS RELEASE OppFi Exceeds 2022 Guidance with Record Revenue, Provides Positive Outlook For 2023 3/23/2023 Eighth consecutive year of pro�tability Net income of $3.3 million for full-year 2022 Adjusted net income of $5.0 million for full-year 2022 Record total revenue, net originations, and ending receivables for full-year 2022 Marketing cost per new funded loan decreased 20% year over year for full-year 2022 Closed $150 million credit facility with Castlelake, resulting in more than $530 million of funding capacity as of year end First payment default and total delinquency rates trending toward pre-pandemic levels CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a mission-driven �ntech platform that helps everyday Americans gain access to credit with digital specialty �nance products, today reported �nancial results for the fourth quarter and year ended December 31, 2022. “We delivered record net originations, total revenue and ending receivables in 2022. As a result, we achieved our eighth consecutive year of pro�tability, exceeding our guidance,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. 1

"We are optimistic about 2023, while remaining mindful of the continuation of an uncertain macroeconomic environment," continued Schwartz. "Based on credit adjustments that we implemented in 2022 and our 10-year business history, we are confident that we can control our success by balancing origination growth, overall risk, and expenses. First payment default and the total delinquency rates have continued to improve in the first quarter of 2023. As a result, we expect adjusted net income to rebound significantly this year, as demonstrated by our full-year guidance."

Financial Summary

The following tables present a summary of OppFi's results for the three and twelve months ended December 31, 2022 and 2021.

(in thousands, except per share data) Unaudited	Three Months Ended December 31,				Change
	2022		2021		%
Total revenue	$	120,030	$	95,958	25.1%
Net (loss) income	$	(5,199)	$	17,032	(130.5) %
Adjusted net (loss) income(1)	$	(2,790)	$	11,378	(124.5) %
Adjusted EBITDA(1)	$	9,922	$	20,441	(51.5) %
Basic EPS	$	0.22	$	0.85	(74.1) %
Diluted EPS(2)	$	(0.22)	$	0.19	(215.8) %
Adjusted EPS(1,2)	$	(0.19)	$	0.13	(242.3) %

(in thousands, except per share data) Unaudited	Year Ended December 31,				Change
	2022		2021		%
Total revenue	$	452,859	$	350,568	29.2%
Net income	$	3,340	$	89,795	(96.3) %
Adjusted net income(1)	$	4,976	$	65,819	(92.4) %
Adjusted EBITDA(1)	$	53,866	$	116,857	(53.9) %
Basic EPS(a)	$	0.51	$	1.93	(73.6) %
Diluted EPS(a)	$	0.05	$	0.48	(89.6) %
Adjusted EPS(1)	$	0.06	$	0.78	(92.4) %

a. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

(1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EBITDA and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

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(2) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

Fourth Quarter Key Performance Metrics

The following tables represent key quarterly metrics.

(in thousands) Unaudited

	As of and for the Three Months Ended,		
	December 31, 2022	September 30, 2022	December 31, 2021
Total Net Originations(a)	$ 186,526	$ 182,724	$ 186,685
Ending Receivables(b)	$ 402,910	$ 407,730	$ 337,529
% of Originations by Bank Partners	95%	94%	94%
Net Charge-Offs as % of Average Receivables(c)	71%	66%	53%
Auto-Approval Rate(d)	68%	69%	60%

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a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
c. Annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Share Repurchase Program Update

During the fourth quarter, OppFi had no activity on its share repurchase program. For the full-year of 2022, OppFi repurchased 703,914 shares of Class A common stock at an average price of $3.47 per share for a total of $2.4 million.

Full-Year 2023 Guidance

- Total revenue of $500 million to $520 million, resulting in approximately 10% to 15% growth year over year
- Adjusted net income of $22 million to $28 million
- Adjusted earnings per share of $0.26 to $0.33 based on an approximate average weighted diluted share count of 84.3 million

First Quarter 2023 Guidance

- Approximately break-even on an adjusted basis

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss OppFi's financial results and business

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outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (877) 407-0789
- International: (201) 689-8562

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI) is a mission-driven fintech platform that helps everyday Americans gain access to credit with digital specialty finance products. Through its unwavering commitment to customer service, the Company supports consumers, who are turned away by mainstream options, to build better financial health. OppFi maintains a 4.6/5.0 star rating on Trustpilot with more than 3,600 reviews and an A+ rating from the Better Business Bureau (BBB), making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its first quarter and full year 2023 guidance, the future performance of OppFi's platform, and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi's business; the

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impact of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to the material weakness in OppFi's internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi's financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) provision for income taxes; (2) amortization of debt issuance costs; and (3) other addbacks and one-time expenses, including the change in the fair value of warrant liabilities, sublease income, expenses related to the reclassification of OppFi Card receivables as held for sale, one-time legal, accounting, and other expenses related to the Business Combination, stock compensation expenses, board fees, severance, and retention. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 24.17% for the year ended December 31, 2022 and a tax rate of 21.61% for the year ended December 31, 2021, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000

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shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the weighted average diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected 2023 Adjusted Net Income and projected 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Fourth Quarter Results of Operations

Consolidated Statements of Operations

Comparison of the three months ended December 31, 2022 and 2021

The following table presents consolidated results of operations for the three months ended December 31, 2022 and 2021 (in thousands, except number of shares and per share data).

	Three Months Ended December 31,		Change	
	2022	2021	$	%
Interest and loan related income	$ 119,634	$ 95,448	$ 24,186	25.3%
Other revenue	396	510	(114)	(22.4)
Total revenue	120,030	95,958	24,072	25.1
Provision for credit losses on finance receivables	103	(748)	851	(113.8)
Change in fair value of finance receivables	(71,680)	(33,326)	(38,354)	115.1
Net revenue	48,453	61,884	(13,431)	(21.7)
Expenses:				
Sales and marketing	11,339	17,508	(6,169)	(35.2)
Customer operations	10,381	10,225	156	1.5
Technology, products, and analytics	8,590	7,774	816	10.5
General, administrative, and other	17,017	16,153	864	5.3
Total expenses before interest expense	47,327	51,660	(4,333)	(8.4)
Interest expense	10,740	6,850	3,890	56.8
Total expenses	58,067	58,510	(443)	(0.8)
(Loss) income from operations	(9,614)	3,374	(12,988)	(384.9)
Change in fair value of warrant liability	2,328	13,266	(10,938)	(82.5)
Other income	53	—	53	—
(Loss) income before income taxes	(7,233)	16,640	(23,873)	(143.5)
Provision for income taxes	(2,034)	(392)	(1,642)	418.9
Net (loss) income	(5,199)	17,032	(22,231)	(130.5)
Less: net (loss) income attributable to noncontrolling interest	(8,335)	5,603	(13,938)	(248.8)
Net income attributable to OppFi Inc.	$ 3,136	$ 11,429	$ (8,293)	(72.6) %
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.22	$ 0.85		
Diluted(a)	$ (0.22)	$ 0.19		
Weighted average common shares outstanding:				
Basic	14,563,168	13,545,261		
Diluted(a)	14,563,168	84,501,795		

(a) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

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Comparison of the twelve months ended December 31, 2022 and 2021

The following table presents consolidated results of operations for the twelve months ended December 31, 2022 and 2021 (in thousands, except number of shares and per share data).

	Year Ended December 31,		Change	
	2022	2021	$	%
Interest and loan related income	$ 451,448	$ 349,029	$ 102,419	29.3%
Other revenue	1,411	1,539	(128)	(8.3)
Total revenue	452,859	350,568	102,291	29.2
Provision for credit losses on finance receivables	(1,940)	(929)	(1,011)	108.8
Change in fair value of finance receivables	(233,959)	(85,960)	(147,999)	172.2
Net revenue	216,960	263,679	(46,719)	(17.7)
Expenses:				
Sales and marketing	54,407	52,622	1,785	3.4
Customer operations	42,314	40,260	2,054	5.1
Technology, products, and analytics	33,439	27,442	5,997	21.9
General, administrative, and other	57,980	61,842	(3,862)	(6.2)
Total expenses before interest expense	188,140	182,166	5,974	3.3
Interest expense	35,162	24,256	10,906	45.0
Total expenses	223,302	206,422	16,880	8.2
(Loss) income from operations	(6,342)	57,257	(63,599)	(111.1)
Gain on forgiveness of PPP loan	—	6,444	(6,444)	(100.0)
Change in fair value of warrant liability	9,352	26,405	(17,053)	(64.6)
Other income	53	—	53	—
Income before income taxes	3,063	90,106	(87,043)	(96.6)
Provision for income taxes	(277)	311	(588)	(189.1)
Net income	3,340	89,795	(86,455)	(96.3)
Less: net (loss) income attributable to noncontrolling interest	(3,758)	64,241	(67,999)	(105.8)
Net income attributable to OppFi Inc.	$ 7,098	$ 25,554	$ (18,456)	(72.2) %
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.51	$ 1.93		
Diluted	$ 0.05	$ 0.48		
Weighted average common shares outstanding:				
Basic	13,913,626	13,218,119		
Diluted	84,256,084	84,474,039		

Condensed Balance Sheets

Comparison of the periods ended September 30, 2022 and December 31, 2021

	December 31, 2022	December 31, 2021
Assets		
Cash and restricted cash	$ 49,670	$ 62,362
Finance receivables at fair value	457,296	383,890
Finance receivables at amortized cost, net	643	4,220
Other assets	72,230	51,634
Total assets	$ 579,839	$ 502,106
Liabilities and stockholders' equity		
Current liabilities	$ 71,741	$ 58,967
Total debt	347,060	274,021
Warrant liability	1,888	11,240
Total liabilities	420,689	344,228
Total stockholders' equity	159,150	157,878
Total liabilities and stockholders' equity	$ 579,839	$ 502,106

Total cash and restricted cash decreased by $12.7 million as of December 31, 2022 compared to December 31, 2021, driven by an increase in originated loans relative to the timing of received payments. Finance receivables at fair value increased by $73.4 million as of December 31, 2022 compared to December 31, 2021 due to high demand and record origination volume for the year ended December 31, 2022. Finance receivables at amortized cost decreased by $3.6 million primarily due to the reclassification of OppFi Card finance receivables as held for sale under other assets. Other assets as of December 31, 2022 increased by $20.6 million compared to December 31,

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2021, primarily driven by the addition of an operating lease right of use asset of $13.6 million related to the Company's headquarters due to the adoption of a new accounting standard, the reclassification of OppFi Card finance receivables as held for sale, and an increase in amortized debt issuance costs of $2.5 million.

Current liabilities increased by $12.8 million driven by the addition of an operating lease liability of $16.6 million, an increase in the tax receivable agreement liability of $2.4 million, and deferred lease revenue of $0.8 million. These increases were partially offset by a decrease in accrued expenses of $6.4 million. Total debt increased by $73.0 million driven by an increase in utilization of revolving lines of credit of $93.1 million and new notes payable related to insurance premium financing of $1.6 million, which was partially offset by lower secured borrowing payables of $21.7 million. Total equity increased by $1.3 million driven by net income and stock-based compensation, partially offset by treasury stock as a result of repurchases made under the Company's share repurchase program.

Financial Capacity and Capital Resources

As of December 31, 2022, the Company had $16.2 million in unrestricted cash, a decrease of $8.8 million from December 31, 2021. As of December 31, 2022, the Company had an additional $136.8 million of unused debt capacity under its financing facilities for future availability, representing a 28% overall undrawn capacity, a decrease from $158.1 million as of December 31, 2021. The reduction in undrawn debt was primarily due to funding of receivables growth. Including total financing commitments of $482.5 million, and cash on the balance sheet of $49.7 million, the Company had approximately $532.2 million in funding capacity as of December 31, 2022.

Reconciliation of Non-GAAP Financial Measures

Comparison of the three and twelve months ended December 31, 2022 and 2021

(in thousands, except share and per share data) Unaudited	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Variance %
Net (loss) income	$ (5,199)	$ 17,032	(130.5) %
Provision for income taxes	(2,034)	(392)	418.9
Debt issuance cost amortization	746	574	30.0
Other addbacks and one-time expenses, net(a)	2,783	(5,530)	(150.3)
Adjusted EBT(1)	(3,704)	11,684	(131.7)
Less: pro forma taxes(b)	914	(306)	(398.7)
Adjusted net (loss) income(1)	(2,790)	11,378	(124.5)
Pro forma taxes(b)	(914)	306	(398.7)
Depreciation and amortization	3,525	2,992	17.8
Interest expense	9,994	6,275	59.3
Business (non-income) taxes	107	(510)	(121.0)
Adjusted EBITDA(1)	$ 9,922	$ 20,441	(51.5) %
Adjusted EPS(1)	$ (0.19)	$ 0.13	
Weighted average diluted shares outstanding(c)	14,563,168	84,501,795	

(a) For the three months ended December 31, 2022, other addbacks and one-time expense of $2.8 million included a $(2.3) million addback due to the change in fair value of the warrant liabilities, $0.1 million in income related to the sublease of Company office space, $0.2 million in expenses related to severance and retention, $3.6 million in expenses related to the reclassification of OppFi Card finance receivables as held for sale, $0.5 million in expenses related to the impairment of the operating lease right of use asset, and $1.0 million in stock-based compensation. For the three months ended December 31, 2021, other addbacks and one-time expenses of $(5.5) million included a $(13.3) million addback due to the change in fair value of the warrant liabilities, $3.4 million in expenses related to one-time legal costs, $2.4 million in expenses related to severance, and $1.8 million in stock-based compensation.
(b) Assumes a tax rate of 24.17% for the year ended December 31, 2022 and a tax rate of 21.61% for the year ended December 31, 2021, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded

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companies.
(c) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

(in thousands, except share and per share data) Unaudited	Year Ended December 31, 2022		Year Ended December 31, 2021		Variance %
Net income	$	3,340	$	89,795	(96.3) %
Provision for income taxes		(277)		311	(189.1)
Debt issuance cost amortization		2,372		2,310	2.7
Other addbacks and one-time expenses, net(a)		1,127		(8,452)	(113.3)
Adjusted EBT(1)		6,562		83,964	(92.2)
Less: pro forma taxes(b)		(1,586)		(18,145)	(91.3)
Adjusted net income(1)		4,976		65,819	(92.4)
Pro forma taxes(b)		1,586		18,145	(91.3)
Depreciation and amortization		13,581		10,282	32.1
Interest expense		32,789		21,946	49.4
Business (non-income) taxes		934		665	40.5
Adjusted EBITDA(1)	$	53,866	$	116,857	(53.9) %
Adjusted EPS(1)	$	0.06	$	0.78	
Weighted average diluted shares outstanding		84,256,084		84,474,039	

(a) For the year ended December 31, 2022, other addbacks and one-time expenses of $1.1 million included a $(9.4) million addback due to the change in fair value of the warrant liabilities, $0.1 million in income related to the sublease of Company office space, $0.1 million in expenses related to one-time legal costs, $2.0 million in expenses related to severance, $1.0 million in expenses related to retention, $3.6 million in expenses related to the reclassification of OppFi Card finance receivables as held for sale, $0.5 million in expenses related to the impairment of the operating lease right of use asset, and $3.4 million in stock-based compensation. For the year ended December 31, 2021, other addbacks and one-time expenses of $(8.5) million included a $(26.4) million addback due to the change in fair value of the warrant liabilities, a $(6.4) million addback due to the gain on forgiveness of PPP Loan, $6.6 million in public company readiness costs prior to the Business Combination, $5.3 million in expenses related to one-time legal, accounting, and other costs related to the Business Combination, $4.2 million in expenses related to warrant valuation, $3.0 million in expenses related to severance, $0.6 million in management and board fees, $1.8 million in recruiting and salary expense, and $3.0 million in profit interest and stock compensation.
(b) Assumes a tax rate of 24.17% for the year ended December 31, 2022 and a tax rate of 21.61% for the year ended December 31, 2021, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.

Adjusted Earnings Per Share

(unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Weighted average Class A common stock outstanding	14,563,168	13,545,261
Weighted average Class V voting stock outstanding	—	96,420,815
Elimination of earnouts at period end	—	(25,500,000)
Dilutive impact of restricted stock units	—	35,718
Dilutive impact of performance stock units	—	—
Dilutive impact of employee stock purchase plan	—	—
Weighted average diluted shares outstanding(a)	14,563,168	84,501,795

(unaudited)	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021	
Adjusted net income (in thousands)(1)	$	(2,790)	$	11,378
Weighted average diluted shares outstanding(a)		14,563,168		84,501,795
Adjusted EPS(1)	$	(0.19)	$	0.13

(unaudited)	Year Ended December 31, 2022	Year Ended December 31, 2021

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Weighted average Class A common stock outstanding	13,913,626	13,218,119
Weighted average Class V voting stock outstanding	95,724,487	96,746,990
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	105,928	8,930
Dilutive impact of performance stock units	9,492	—
Dilutive impact of employee stock purchase plan	2,551	—
Weighted average diluted shares outstanding	84,256,084	84,474,039

	Year Ended December 31,			
(unaudited)		2022		2021
Adjusted net income (in thousands)(1)	$	4,976	$	65,819
Weighted average diluted shares outstanding		84,256,084		84,474,039
Adjusted EPS(1)	$	0.06	$	0.78

(a) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.
(1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EBT, Adjusted EPS and Adjusted EBITDA are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" above for a detailed description of such Non-GAAP financial measures.

Investor Relations: **investors@oppfi.com**

Media Relations: **media@oppfi.com**

Source: OppFi

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